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                                                                   EXHIBIT 10.60

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         AMENDED AND RESTATED GUARANTY AND CONTINGENT PURCHASE AGREEMENT

                          Dated as of February 17, 1995

                                     between

                          VITAS HEALTHCARE CORPORATION

                                       and

                  NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION


                                   relating to

                           $2,386,670 Term Loan to the
           Vitas Healthcare Corporation Employee Stock Ownership Trust


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01. Certain Defined Terms .....................................      3
SECTION 1.02. General ...................................................     19

                                   ARTICLE II

                        GUARANTY AND CONTINGENT PURCHASE

SECTION 2.01. The Guaranty ..............................................     21
SECTION 2.02. Guaranty Unconditional ....................................     21
SECTION 2.03. Operation of Guaranty .....................................     21
SECTION 2.04. Obligation of Guarantor Absolute ..........................     22
SECTION 2.05. Waiver of Notice ..........................................     22
SECTION 2.06. Postponement of Subrogation ...............................     23
SECTION 2.07. Security ..................................................     23
SECTION 2.08. Purchase of ESOP Loan Documents ...........................     24

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties ............................     26

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

SECTION 4.01. Financial Reports, Etc. ...................................     35
SECTION 4.02. Maintain Properties .......................................     37
SECTION 4.03. Existence, Qualification, Etc. ............................     37
SECTION 4.04. Regulations and Taxes .....................................     37
SECTION 4.05. Insurance .................................................     37
SECTION 4.06. True Books ................................................     38
SECTION 4.07. Perform Covenants .........................................     38
SECTION 4.08. Right of Inspection .......................................     38
SECTION 4.09. Observe all Laws ..........................................     38
SECTION 4.10. Governmental Licenses .....................................     38
SECTION 4.11. Covenants Extending to Subsidiaries .......................     38
SECTION 4.12. Officer's Knowledge of Default ............................     38
SECTION 4.13. Suits or Other Proceedings ................................     39
SECTION 4.14. Notice of Discharge of Hazardous Material or
                Environmental Complaint .................................     39
SECTION 4.15. Environmental Compliance ..................................     39
SECTION 4.16. Indemnification ...........................................     39
SECTION 4.17. Further Assurances ........................................     39
SECTION 4.18. ERISA Requirement .........................................     40
SECTION 4.19. Continued Operations ......................................     40


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

SECTION 4.20. Use of Proceeds ...........................................     40
SECTION 4.21. Trade Names ...............................................     40
SECTION 4.22. Property Location .........................................     41
SECTION 4.23. Chief Executive Offices ...................................     41
SECTION 4.24. New Obligated Subsidiaries ................................     41
SECTION 4.25. Sufficient Contributions ..................................     43

                                    ARTICLE V

                               NEGATIVE COVENANTS

SECTION 5.01. Consolidated Shareholders' Equity .........................     44
SECTION 5.02. Current Ratio .............................................     44
SECTION 5.03. Consolidated Interest Coverage Ratio ......................     44
SECTION 5.04. Consolidated Leverage Ratio ...............................     44
SECTION 5.05. Consolidated Fixed Charge Ratio ...........................     45
SECTION 5.06. Indebtedness ..............................................     45
SECTION 5.07. Liens .....................................................     46
SECTION 5.08. Transfer of Assets ........................................     47
SECTION 5.09. Investments; Acquisitions .................................     47
SECTION 5.10. Dividends or Distributions ................................     48
SECTION 5.11. Merger or Consolidation ...................................     49
SECTION 5.12. Change in Control .........................................     49
SECTION 5.13. Transactions with Affiliates ..............................     49
SECTION 5.14. ERISA .....................................................     50
SECTION 5.15. Fiscal Year ...............................................     50
SECTION 5.16. Dissolution, etc. .........................................     51
SECTION 5.17. Rate Hedging Obligations ..................................     51
SECTION 5.18. Subordinated Obligations ..................................     51

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

SECTION 6.01.  Events of Default ........................................     52
SECTION 6.02.  Rights Upon an Event of Default ..........................     55
SECTION 6.03.  No Remedy Exclusive ......................................     55

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 7.01. Amendments, Etc. ..........................................     56
SECTION 7.02. Notices, Etc. .............................................     56
SECTION 7.03. No Waiver .................................................     57
SECTION 7.04. Right of Set-off ..........................................     57
SECTION 7.05. Costs, Expenses and Taxes .................................     57
SECTION 7.06. Binding Effect ............................................     58
SECTION 7.07. Severability ..............................................     58
SECTION 7.08. Governing Law .............................................     58
SECTION 7.09. Headings ..................................................     58
SECTION 7.10. Prior Agreements Superseded ...............................     58
SECTION 7.11. Counterparts ..............................................     58


                                       ii


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SECTION 7.12.  Consents .................................................     58
SECTION 7.13.  Supplements to Schedules .................................     59

EXHIBIT A    Notice of Appointment (or Revocation)
             of Authorized Representative ...............................     62
EXHIBIT B    Compliance Certificate .....................................     63
EXHIBIT C    Form of Subsidiary Guaranty ................................     70
EXHIBIT D    Form of Subsidiary Security Agreement ......................     71

Schedule 3.01(d)  Subsidiaries and Investments
Schedule 3.01(f)  Contingent and Other Obligations
Schedule 3.01(g)  Existing Liens on the Collateral
Schedule 3.01(h)  Taxes
Schedule 3.01(j)  Litigation
Schedule 3.01(m)  Exceptions Regarding Patents
Schedule 3.01(o)  Consents and Notices
Schedule 3.01(r)  Hazardous Materials
Schedule 3.01(t)  Pending Administrative Matters
Schedule 4.05     Existing Insurance
Schedule 4.21     Trade Names
Schedule 4.22     Locations of Equipment and Inventory
Schedule 5.06     Indebtedness


Vitas agrees to provide a copy of this exhibit to the Commission upon request.


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

      AMENDED AND RESTATED GUARANTY AND CONTINGENT PURCHASE AGREEMENT (the "Guaranty"), dated as of February 17, 1995, by and between VITAS HEALTHCARE CORPORATION, a Delaware corporation (the "Guarantor"), and NATIONSBANK OF FLORIDA, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                             PRELIMINARY STATEMENTS:

      (1) The Vitas Healthcare Corporation Employee Stock Ownership Trust, a trust organized and existing under the Federal law and laws of the State of Delaware (the "Borrower") formed pursuant to the Vitas Healthcare Corporation Employee Stock Ownership Plan originally effective as of October 1, 1989 , as amended to date (the "Plan"), entered into a Loan Agreement dated as of August 11, 1994 (as the same may be amended, modified or supplemented as therein permitted, the "Agreement") with the Bank pursuant to which the Bank made a term loan to the Borrower in the initial principal amount of $2,386,670 (the "Loan") to refinance a securities acquisition loan to the Trust by the Guarantor in the original principal amount of $2,864,000 made on or about December 17, 1991 (the "Prior Loan").

      (2) In connection with the making of the Loan, the Guarantor, as sponsor of the Plan and lender of the Prior Loan, executed and delivered a Guaranty and Contingent Purchase Agreement of even date with the Agreement (the "Prior Guaranty") thereby (i) guaranteeing the payment and performance by the Borrower of its obligations under the Agreement and other loan documents executed by the Borrower in connection therewith and (ii) agreeing, upon the occurrence of certain events, to purchase at the election of the Bank all of the right, title and interest of the Bank (other than rights under the Security Agreement, as defined below) in, to and under the Agreement and such other loan documents.

      (3) The Guarantor and Vitas Healthcare Corporation of California, a Subsidiary of the Guarantor ("Vitas California"), have entered into an Asset Purchase Agreement with the Sellers (as hereinafter defined) dated as of December 27, 1994 (the "Asset Purchase Agreement") pursuant to which Vitas California has agreed to purchase substantially all of the operating assets of the CHC Entities (as hereinafter defined) pursuant to the terms and subject to the conditions set forth therein, and, in connection therewith the Guarantor has requested the Bank to consent to such acquisition.

      (4) The Bank is unwilling to consent to the acquisition transaction described above unless the Prior Guaranty is amended and restated as herein provided.

      (5) The Guarantor has and will continue to materially and directly benefit from the making and continuation of the Loan to Borrower and will materially benefit from the consummation of the acquisition transaction described above, and, therefore, to provide an inducement to the Bank to consent thereto, the Guarantor is willing to enter into this Guaranty.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, including the covenants, terms and conditions hereinafter appearing and in order to induce the Lender to make the Loan, the parties hereto agree as follows:


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

                                    ARTICLE I

                                   DEFINITIONS

      SECTION 1.01. Certain Defined Terms. As used in this Guaranty, in addition to the terms defined above, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Accounts" of any Person means all accounts, accounts receivable, contract rights, general intangibles, notes, bills, acceptances, choses in action, chattel paper, instruments, documents, and other forms of obligations at any time owing to such Person, the proceeds thereof and all of such Person's rights with respect to any goods represented thereby, whether or not delivered, goods returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation, together with all customer lists, books and records, ledger and account cards, computer tapes, software, disks, printouts and records, whether now in existence or hereafter created, relating to Accounts.

            "Affiliate" means a Person, other than a Subsidiary, (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with the Guarantor; (ii) which is the beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 10% or more of any class of the outstanding voting stock of the Guarantor; (iii) 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Guarantor. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise; provided, however, that when the Guarantor registers any security issued by it pursuant to the Securities Act of 1933, as amended, the figure 10% used throughout this definition shall automatically be changed to 5%.

            "Authorized Representative" means any of the President, chief executive officer or chief financial officer of the Guarantor or, with respect to financial matters, the Treasurer, any Assistant Treasurer or chief financial officer of the Guarantor or any other person expressly designated by the Board of Directors of the Guarantor (or the appropriate committee thereof) as an Authorized Representative of the


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      Guarantor, as set forth from time to time in a certificate in the form attached hereto as Exhibit A.

            "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

            "Business Day" means any day which is not a Saturday, Sunday or a day on which banks in the States of North Carolina or Florida are authorized or obligated by law, executive order or governmental decree to be closed.

            "Capital Expenditures" means, for any period, the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Guarantor or any Subsidiary during that period that are for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Guarantor, plus (ii) with respect to any Capital Lease entered into by the Guarantor or its Subsidiaries during such period, the present Value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate that rate used in the preparation of the financial statements described in Section 4.01(a) hereof), excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance.

            "Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

            "CHC Entities" means, collectively, Community and the following limited partnerships, of each of which Community is the sole general partner as of the Closing Date: Community Hospice Care of Orange County, Ltd. L.P., Community Hospice Care of San Diego Limited Partnership, Community Hospice Care - Coastal Cities Limited Partnership, Community Hospice Care - Inland Cities Limited Partnership, Community Hospice Care - San Gabriel Valley Limited Partnership, Community Hospice Care - Valley Cities, L. P., and Community Hospice Care - Los Angeles Cities, L.P.

            "CHC Transaction" means the acquisition by Vitas California of substantially all of the operating assets of the CHC Entities in accordance with the terms of the Asset Purchase Agreement.

            "CHC Transaction Documents" means, collectively, the Asset Purchase Agreement, the Seller Notes, the Subordination Agreements, and the Bill of Sale, Assumption Agreement, guaranty, Will Agreement, Joint Account Agreement, Non-


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

      Competition Agreement and Will Non-Competition Agreement referred to in the Asset Purchase Agreement (including in each case all exhibits and schedules thereto).

            "Closing Date" means the date of this Guaranty.

            "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder.

            "Collateral" means, collectively, all collateral or security at any time granted to the Bank in its capacity as lender under the Agreement and as agent for the lenders under the Revolving Credit Agreement by the Borrower, the Guarantor, the Subsidiaries or any other Person pursuant to the Security Documents.

            "Community" means Community Hospice Care, Inc., a California corporation.

            "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Guarantor referred to in Section 3.0l(f)(i) hereof, subject to Section
      1.02 hereof.

            "Consolidated Current Assets" means cash and all other assets of the Guarantor and its Subsidiaries which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year or which would be classified as a current asset, all determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

            "Consolidated Current Liabilities" means all liabilities of the Guarantor and its Subsidiaries which by their terms are payable within one year (including all Indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of Indebtedness having a maturity date in excess of one year, but excluding in all cases the Revolving Credit Debit Balance, the Term Loan and the Seller Notes (each as defined in the Revolving Credit Agreement)), all determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

            "Consolidated EBITDAR" means, with respect to the Guarantor and its Subsidiaries for any period of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense accrued during such period, plus (iii) taxes on income accrued during such period, plus (iv) amortization accrued during such period, plus (v) any depreciation during such period, plus (vi) all contributions made or accrued by the Guarantor during such period related to the ESOP, plus (vii) Consolidated Rentals, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

            "Consolidated Fixed Charge Ratio" means, with respect to the Guarantor and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDAR minus Capital Expenditures (other than (i) Capital Expenditures of up to $2,300,000 in the aggregate incurred in connection with the operation of the business acquired in the CHC Transaction and (ii) Capital Expenditures incurred under Capital Leases) to (b) Consolidated Fixed Charges.

            "Consolidated Fixed Charges" means, with respect to the Guarantor and its Subsidiaries, for any period of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense accrued during such period, (ii) dividends and distributions (other than dividends payable solely in capital stock of the Guarantor) paid during such period, including Preferred Stock Redemptions, but excluding redemptions of Preferred Stock effected in connection with and funded with proceeds of the Borrower's offering of Qualified Equity Securities, (iii) required principal payments of Consolidated Funded Indebtedness required to be paid during such period (but excluding any principal payments that might be required under the Revolving Credit Agreement), and (iv) Consolidated Rentals.

            "Consolidated Funded Indebtedness" means Indebtedness for Money Borrowed of the Guarantor and its Subsidiaries and the ESOP Debt.

            "Consolidated Indebtedness" means all Indebtedness of the Guarantor and its Subsidiaries, all determined on a consolidated basis and including the ESOP Debt.

            "Consolidated Interest Coverage Ratio" means, with respect to the Guarantor and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated Net Income plus to the extent deducted in determining Consolidated Net Income (i) taxes based on income accrued during such period, (ii) Consolidated Interest Expense, plus (iii) all contributions made or accrued by the Guarantor during such period related to the ESOP to (b) Consolidated Interest Expense.

            "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Guarantor and its Subsidiaries accrued during such period and including interest expense payable in respect of the ESOP Debt, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees (including, without limitation, fees payable in respect of a Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

            "Consolidated Leverage Ratio" means the ratio of Consolidated Funded Indebtedness to Consolidated Total Capital.

            "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Guarantor and its Subsidiaries (including payments received by the Guarantor and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to Section 5.09 and not related to an extraordinary event) less all operating and non-operating expenses of the Guarantor and its Subsidiaries including taxes on income (excluding, however, up to $800,000 of expenses incurred in connection with preparation of a proposed public offering of the Guarantor's capital stock that was not pursued due to market conditions) all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Guarantor or its Subsidiaries,
      (iii) net gains on the collection of proceeds of life insurance policies,
      (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis.

            "Consolidated Rentals" means and includes with respect to any period of determination thereof, the aggregate amount of all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the leased property) payable by the Guarantor or any of its Subsidiaries, as lessee or sublessee under any lease of real property, or with respect to inpatient facilities, any lease of real or personal property, and shall include any amounts required to be paid by the Guarantor or any of its Subsidiaries (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges.

            "Consolidated Shareholders' Equity" means, at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Guarantor and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Borrower and its Subsidiaries and any upward adjustment after the Closing Date due to revaluation of assets): (i) the amount of issued and outstanding capital stock, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), minus, without duplication, (iii) the amount of any deferred compensation or other contra-equity account in respect of the ESOP Debt), in each case as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, except that regardless of the treatment thereof under Generally Accepted Accounting Principles, the Preferred Stock and Qualified Equity Securities shall be considered part of Consolidated Shareholders' Equity for purposes of this Guaranty.

            "Consolidated Total Capital" means the sum of Consolidated Funded Indebtedness and Consolidated Shareholders' Equity.

            "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                  (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                  (2) to advance or supply funds in any manner (i) for the
            purchase or payment of such Indebtedness or other obligation, or
            (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                  (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                  (4) to lease property or to purchase securities or other
            property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                  (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

      with respect to Contingent Obligations, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability.

            "Cost of Acquisition" means the sum of the purchase price, as reflected in any definitive agreement to acquire all or any portion of the stock or all or any portion of the assets of any Person plus, without duplication, any Indebtedness assumed by the Guarantor or its Subsidiaries in connection with such acquisition.

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "Default Rate" shall mean the Prime Rate plus two percent (2%) per annum.

            "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Bank:

                  (a) Government Securities;

                  (b) the following debt securities of the following agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

                        (i) all direct or fully guaranteed obligations of the
                  United States Treasury; and

                        (ii) mortgage-backed securities and participation
                  certificates guaranteed by the Government National Mortgage Association or any successor thereto;

                  (c) the following obligations of the following agencies or instrumentalities of the United States of America:

                        (i) participation certificates and debt obligations of
                  the Federal Home Loan Mortgage Corporation or any successor thereto;

                        (ii) consolidated debt obligations, and obligations
                  secured by a letter of credit, of any of the Federal Home Loan Banks; and

                        (iii) debt obligations and mortgage-backed securities of
                  the Federal National Mortgage Association or any successor thereto which have not had the interest portion thereof severed therefrom;

                  (d) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than one year following the date of purchase thereof and rated in an investment grade rating category by S&P and Moody's;

                  (e) interest bearing demand or time deposits issued by the
            Bank or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A-3 or better by S&P or A or better by Moody's;

                  (f) Repurchase Agreements;

                  (g) Pre-Refunded Municipal Obligations;

                  (h) shares of mutual funds which invest in obligations
            described in paragraphs (a) through (g) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

                  (i) asset-backed remarketed certificates of participation
            representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-l" by S&P and "P-l" by Moody's; and

                  (j) any other obligation or security, the investment in which is consistent with the Guarantor's written investment policies, a copy of which has been delivered by the Guarantor to the Bank.

            Obligations which are in book-entry form must be held in a book-entry custody account with any Federal Reserve Bank or with a clearing corporation or chain of clearing corporations which has an account with any Federal Reserve Bank.

            "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other federal, or applicable state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such time.

            "ESOP Debt" means, as of any date of computation thereof, the aggregate principal amount of the indebtedness outstanding under the ESOP Loan Documents.

            "ESOP Loan Documents" means the Agreement and all promissory notes, pledge agreements and other documents, instruments and agreements now or hereafter delivered to the Bank evidencing or relating to the indebtedness incurred pursuant to the Agreement, as any of such documents may have been or hereafter be amended, modified or supplemented as therein and herein permitted.

            "Event of Default" shall have the meaning assigned to such term in
      Article VI hereof.

            "Fiscal Year" means the 12 month period of the Guarantor ending on September 30 of each calendar year and commencing on October 1 of each calendar year, subject to change pursuant to Section 5.15 hereof.

            "Four-Quarter Period" means a period of four full consecutive quarterly periods, taken together as one accounting period.

            "Generally Accepted Accounting Principles" means generally accepted accounting principles in effect in the United States of America as applied by nationally recognized accounting firms.

            "Government Receivables" means Accounts of the Guarantor or any Subsidiary as to which the United States of America or any State or agency or instrumentality thereof (including, without limitation, any agent, fiscal intermediary or carrier acting on behalf or under the direction of the United States of America or any State or agency or instrumentality thereof) is the account obligor.

            "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America.

            "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether of a state, territory or possession of the United States, the United States, a foreign governmental entity or the District of Columbia.

            "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law.

            "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed (but if not assumed, then the amount of such indebtedness shall be the lower of the amount thereof or the book value of such property), all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include shareholders' capital, surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capital Leases), the Preferred Stock, obligations to pay dividends on or to redeem the Preferred Stock, Qualified Equity Securities, reserves for deferred income taxes and investment credits, other deferred credits and reserves, including, without limitation, unearned Medicare prospective payments, and deferred compensation obligations (except that deferred compensation obligations relating to the ESOP Debt shall constitute Indebtedness).

            "Indebtedness for Money Borrowed" means all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements) and shall include the ESOP Debt.

            "Individual Sellers" means, collectively, Connie A. Black, a resident of the State of California, and Dennis Rezendes, a resident of the State of Colorado, each a signatory to the Asset Purchase Agreement.

            "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Guaranty, the Guarantor and its Subsidiaries shall be deemed to be the owners of any property which any of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

            "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, or any successor thereto.

            "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Guarantor or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in Section 4001(a)(3) of ERISA.

            "Obligated Subsidiary" means, collectively, (i) Vitas California, Vitas Healthcare Corporation of Florida, a Florida corporation, Vitas Healthcare Corporation of Ohio, a Delaware corporation, Vitas Healthcare Corporation of Pennsylvania, a Delaware corporation, (ii) every other Subsidiary of the Guarantor, existing as of the Closing Date, and every Strategic Investment Subsidiary, which (x) in any calendar month shall have operating revenues of $50,000 or more and (y) shall have executed and delivered a Guaranty pursuant to Section 4.24 hereof, and (iii) every other Subsidiary (excluding Strategic Investment Subsidiaries) of the Guarantor hereafter organized or acquired which shall have executed and delivered a Guaranty pursuant to Section 4.24 hereof.

            "New Guaranty Event" shall have the meaning therefor provided in
      Section 4.24.

            "9% Preferred Stock" means the 9.0% Cumulative Nonconvertible Preferred Stock, par value $1.00 per share, issued by the Guarantor, of which 270,000 shares are issued and outstanding as of the Closing Date.

            "Permitted Acquisition" means the acquisition by Guarantor or any Subsidiary of any Person or the assets of any

      Person, which satisfies the following: (i) such Person is or the assets of such Person are used in the same or similar line of business as that engaged in by Guarantor, (ii) the Person acquired does not oppose such acquisition, (iii) such Person (to the extent a separate entity is acquired or results) becomes a Subsidiary and is consolidated with Guarantor for financial reporting purposes or the assets acquired from such Person are owned by Guarantor or a Subsidiary, (iv) if the Cost of Acquisition exceeds $2,500,000, the Bank shall have consented thereto, and
      (v) no Default or Event of Default exists immediately after giving effect to such acquisition.

            "Permitted Liens" means those Liens described in subsections (i) through (vii) of Section 5.07 hereof.

            "Person" means an individual, partnership, corporation, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

            "Pledge Agreement" shall mean the Pledge Agreement of even date with the Agreement from the Borrower to the Bank, as amended, modified or supplemented from time to time.

            "Preferred Stock" means , collectively, the 9% Preferred Stock and the Series B Preferred Stock.

            "Preferred Stock Redemption" means (i) with respect to 9% Preferred Stock, redemptions made by Guarantor pursuant to Section 3(b) of the Certificate of Designation, Preferences and Other Rights of 9.0% Cumulative Nonconvertible Preferred Stock of Guarantor, and (ii) with respect to Series B Preferred Stock, redemptions made by Guarantor pursuant to Sections 3(a) and 3(b) of the Certificate of Designation, Preferences and Other Rights of the Series B Convertible Preferred Stock of Guarantor.

            "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest and other charges on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants.

            "Prime Rate" shall mean that rate of interest announced from time to time by the Bank to be its prime rate. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Bank.

            "Projection of Combined Entities" means the Vitas Healthcare Corporation Analysis of Community Hospice Care, Inc. dated as of January 24, 1995;

            "Purchase Event" means any Event of Default as defined in Article VI hereof.

            "Qualified Equity Securities" means either of the following types of equity securities of the Guarantor sold in a public or private offering:

                  (i) common stock; or

                  (ii) preferred stock having no right to the payment of cash dividends or other similar cash distributions and as to which the Guarantor has no obligation to redeem, repurchase or otherwise retire any of such securities during the period from the date of issuance thereof until not earlier than 91 days following the full payment and satisfaction of the obligations arising under this Guaranty and termination of this Guaranty, the net proceeds of which preferred stock are used to the extent necessary to redeem in whole the Series A Preferred Stock;

      provided that in either case such securities are issued substantially simultaneously with or following either (x) the redemption in full of the Series B Preferred Stock or (y) amendment of the Series B Preferred Stock (and related Certificate of Designature, Preferences and Other Rights) in form and substance reasonably acceptable to the Agent in order to eliminate any obligation of the Guarantor to redeem, repurchase or otherwise retire any of such securities until not earlier than 91 days following the full payment and satisfaction of the obligations arising under this Guaranty and termination of this Guaranty.

            "Rate Hedging Obligations" means any and all obligations of the Guarantor, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under
      (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (b) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

            "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

            "Required New Obligated Subsidiary" shall have the meaning therefor provided in Section 4.24.

            "Revolving Credit Agreement" means the Amended and Restated Revolving Credit, Term Loan and Reimbursement Agreement of even date herewith among the Guarantor, NationsBank of Florida, National Association, as agent, and the lenders signatories thereto, as the same may be amended, modified or supplemented as therein permitted.

            "Revolving Credit Loan Documents" shall have the meaning ascribed to the term "Loan Documents" provided in the Revolving Credit Agreement."

            "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, or any successor thereto.

            "Security Agreement" means the Amended and Restated Pledge and Security Agreement dated as of the date hereof by the Guarantor to the Bank pursuant to which the Guarantor, inter alia, grants a security interest in the Collateral (i) to the Agent (as defined in the Revolving Credit Agreement) for the ratable benefit of the lenders as security for the Obligations under the Revolving Credit Loan Documents and (ii) to the Bank as security for the obligations of Guarantor hereunder, as the same may be modified, amended or supplemented from time to time as herein and therein permitted.

            "Security Agreements" means, collectively, the Security Agreement and the Subsidiary Security Agreements.

            "Security Documents" means the Security Agreement, the Subsidiary Security Agreements, the financing statements required to perfect a security interest in the Collateral, the stock certificates evidencing the Guarantor's equity interests in all Subsidiaries with duly executed stock powers in blank affixed thereto ("Subsidiary Stock"), and such other documents and instruments as the Agent may require to create or perfect a security interest in the Collateral.

            "Series B Preferred Stock" means the Series B Convertible Preferred Stock, par value $1.00 per share, issued by the Guarantor, of which 262,500 shares are issued and outstanding as of the Closing Date.

            "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan.

            "Solvent" means, when used with respect to any Person, that at the time of determination:

                  (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                  (ii) it is then able and expects to be able to pay its debts as they mature; and

                  (iii) it has capital sufficient to carry on its business as presently conducted.

            "Strategic Investment" means an equity investment not constituting a Permitted Acquisition by the Guarantor or any Subsidiary in, or any loan or advance by the Guarantor or any Subsidiary to, a Person (i) not constituting a Subsidiary at the time of such investment and (ii) who is engaged in the same or similar line of business as the Guarantor, which investment (a) is not opposed by the Person in whom such investment is made, (b) is made pursuant to an interest or plan reflected in the minutes of the board of directors (or appropriate committee thereof) of the Guarantor or Subsidiary making such investment, either to acquire all or substantially all of the stock or assets of such Person or to enter into a joint venture, co-ownership or similar arrangement through such investment, and (c) does not, and so far as can reasonably be foreseen will not, give rise to or result in any Indebtedness (including any Contingent Obligation) or other liability of, or claim against the assets of, Guarantor or any Subsidiary (other than claims against the related Strategic Investment itself), whether as a result of being a general partner or joint venturer, an owner or operator of any facility or property, or otherwise by operation of any contract, commitment, statute or principle of law.

            "Strategic Investment Subsidiary" means any Subsidiary used for the primary purpose of making one or more Strategic Investments.

            "Subordination Agreements" means, collectively, the Subordination Agreement-A and the Subordination Agreement-B, each of even date herewith from the CHC Entities subordinating the Seller Notes and certain other rights to payment under the Asset Purchase Agreement to the payment and satisfaction of certain obligations, as the same may be amended, modified or supplemented from time to time as therein permitted.

            "Subordinated Obligations" has the meaning provided in the Subordination Agreements.

            "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Guarantor and/or by one or more of the Guarantor's Subsidiaries.

            "Subsidiary Guaranty" means (i) as to all Persons who executed and delivered a "Subsidiary Guaranty" under and as defined in the Prior Guaranty, each Amended and Restated Guaranty and Suretyship Agreement of an Obligated Subsidiary of even date herewith, (ii) as to Vitas California, the Guaranty and Suretyship Agreement of Vitas California of even date herewith, and (iii) as to Persons delivering a Guaranty pursuant to Section 4.24 hereof, each Guaranty and Suretyship Agreement dated as of the date of delivery thereof, in favor of the Bank, as the same may be amended, modified or supplemented.

            "Subsidiary Security Agreement" means (i) as to all Persons who executed and delivered a "Subsidiary Security Agreement" under and as defined in the Prior Guaranty, the Amended and Restated Pledge and Security Agreement of each Obligated Subsidiary dated as of the date hereof as to an Obligated Subsidiary in existence as of the date hereof,
      (ii) as to Vitas California, the Pledge and Security Agreement of Vitas California of even date herewith, and (iii) as to Persons delivering a Pledge and Security Agreement pursuant to Section 4.24 hereof, each Pledge and Security Agreement dated the date of such delivery, by an Obligated Subsidiary of the Guarantor to the Agent pursuant to which such Obligated Subsidiary, inter alia, grants a security interest in Collateral (i) to the Agent (as defined in the Revolving Credit Agreement) for the ratable benefit of the lenders under the Revolving Credit Loan Documents, and (ii) to the Bank, as security for the obligations of such Obligated Subsidiary under its Subsidiary Guaranty, as the same may be modified, amended or supplemented from time to time as herein and therein permitted.

            "Successor Preferred Stock" means preferred stock of the Guarantor
      (a) described in clause (ii) of the definition of "Qualified Equity Securities" in this Section 1.01 issued in connection with (and the net proceeds of which issue are utilized to fund) the redemption in full of the 9% Preferred Stock, or (b) (ii) having terms which are approved by the Bank.

            "Swap Agreement" means one or more agreements with respect to Indebtedness evidenced by the promissory notes of the Guarantor constituting Revolving Credit Loan Documents, between the Guarantor and another Person, on terms mutually acceptable to such Guarantor and such Person, which agreements create Rate Hedging Obligations.

            "Will Agreement" has the meaning therefor provided in the Asset Purchase Agreement.

            "Will Entities" means, collectively, Vernon R. Will and WilCare Corporation, a California corporation, signatories to the Will Agreement.

      SECTION 1.02. General. All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, if any change in Generally Accepted Accounting Principles or, if applicable, Regulation S-X promulgated pursuant to the Securities Act of 1933, as amended, in effect on the date hereof shall result in a change in any calculation (or the meaning or effect of any calculation) required to determine compliance with any provision contained in this Guaranty, the Guarantor and the Bank will amend such provision in a manner to reflect such change such that the determination of compliance with such provision shall yield the same result as would have obtained prior to such change in Generally Accepted Accounting Principles or Regulation S-X. Until an amendment is entered into covenants shall be calculated in accordance with Generally Accepted Accounting Principles as in effect immediately preceding such change.

      All references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

      The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Guaranty as a whole and not to any particular Article, Section or other subdivision.

      The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without being limited to."

      All Article and Section captions herein are used for reference only and in no way limit or describe the scope or intent of, or in any way affect, this Guaranty.

      Words importing the singular number shall mean and include the plural number and visa versa.

      All recitals set forth in this Guaranty are hereby incorporated in the operative provisions of this Guaranty.

      No inference in favor of or against either party shall be drawn from the fact that such party or its counsel has drafted any portion hereof.

      In the event of any conflict or inconsistency between this Guaranty and the Revolving Credit Agreement, the Revolving Credit Agreement shall govern and control.

                                   ARTICLE II

                        GUARANTY AND CONTINGENT PURCHASE

      SECTION 2.01. The Guaranty. Guarantor hereby unconditionally and absolutely (i) guarantees to the Bank the full and prompt payment and performance by Borrower of all its obligations under the ESOP Loan Documents, including without limitation its obligations to pay interest, principal, fees, expenses and indemnification amounts when and as the same shall become due whether at the stated maturity thereof, by acceleration or otherwise, and (ii) agrees to pay any and all reasonable expenses (including reasonable attorneys' fees) incurred by the Bank in enforcing its rights under this Guaranty.

      SECTION 2.02. Guaranty Unconditional. This Guaranty shall be a continuing, absolute and unconditional guaranty and shall remain in full force and effect until all of the obligations of Borrower under the ESOP Loan Documents shall have been paid and satisfied in full and the ESOP Loan Documents terminated, provided that the guarantee hereunder of indemnification obligations of Borrower shall survive. The obligations of Guarantor hereunder shall arise absolutely and unconditionally upon the making of the Loan to the Borrower.

      SECTION 2.03. Operation of Guaranty. This is a guaranty of payment and not of collection, and Guarantor expressly waives any right to require that any action be brought against Borrower or to require that resort be had to any security, whether held by or available to the Bank or to any other Person. If Borrower shall default in payment of principal, interest, fees or any other amount payable under the ESOP Loan Documents when and as the same shall become due, whether at stated maturity, by acceleration, upon demand, or otherwise, or upon the occurrence of any other Event of Default hereunder, Guarantor, upon demand by the Bank or its successors or assigns, will promptly and fully make such payments. Guarantor will pay all reasonable costs and expenses, including reasonable attorneys' fees, paid or incurred by the Bank or its successors or assigns, under this Guaranty. All payments by Guarantor shall be made in immediately available freely transferable coin or currency of the United States of America which on the respective dates of payment thereof is legal tender for the payment of public and private debts. Each Event of Default under the ESOP Loan Documents shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises. The Bank or its successors or assigns, in its sole discretion, shall have the right to proceed first and directly against Guarantor and its successors and assigns. In the event that any amount payable hereunder is not paid when due, then (without limiting the rights of the Bank under Section 5.01 hereof) such amount shall bear interest until paid in full at the lesser of the Default Rate or the maximum rate permitted by applicable law.

      SECTION 2.04. Obligation of Guarantor Absolute. The obligations of Guarantor hereunder shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including without limitation (a) the release of any co-guarantor or any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of or change in any of the obligations and liabilities of Borrower contained in the ESOP Loan Documents, (b) any impairment, modification, release or limitation of the liability of Borrower or its estate in bankruptcy, or any other security for the ESOP Loan Documents other than any such impairment of security resulting from the Agent's (as defined in the Revolving Credit Agreement), the Bank's or any Lender's (as defined in the Revolving Credit Agreement) actions or inactions, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Code, or other statute or from the decision of any court, (c) the assertion or exercise by the Bank or its successors or assigns, of any rights or remedies under any of the ESOP Loan Documents or its delay in or failure to assert or exercise any such rights or remedies, (d) any lack of validity or enforceability of the ESOP Loan Documents or any other agreement or instrument relating thereto; (e) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations under the ESOP Loan Documents, or any other amendment or waiver of or any consent to departure from the ESOP Loan Documents; (f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty; (g) any delay in or limitation on the full and timely payment or performance of obligations or liabilities under the ESOP Loan Documents, whether arising before or after default, as a result of the application of any applicable limitation on payment or performance by the Trust described in Section 1.05 of the Agreement (a "Performance Limitation"), or (h) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a guarantor except, subject to the following sentence of this paragraph, final and irrevocable payment in full of Borrower's obligations to the Bank under the ESOP Loan Documents. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the obligations of Borrower under the ESOP Loan Documents or the Guarantor is rescinded or is otherwise returned by the Bank upon the insolvency, bankruptcy or reorganization of Borrower or the Guarantor, or otherwise, all as though such payment had not been made. Guarantor specifically acknowledges that, notwithstanding the application of any Performance Limitation, it guarantees hereby the full and timely payment and performance of the obligations and liabilities of the Trust arising under the ESOP Loan Documents as if no Performance Limitation were applicable thereto.

      SECTION 2.05. Waiver of Notice. Guarantor unconditionally waives (a) notice of any of the matters referred to in Section 2.04 hereof and (b) any demand (except as specified in Section 2.03 hereof), proof or notice of nonpayment under the ESOP Loan

Documents, or of default by Borrower, in performing and keeping any other covenant, condition or agreement required of it under the ESOP Loan Documents.

      SECTION 2.06. Postponement of Subrogation. Until (i) all of the Borrower's obligations under the ESOP Loan Documents and all of the Guarantor's obligations hereunder shall have been paid and satisfied in full and (ii) the lapse or expiration of any time period in which any payment under the ESOP Loan Documents or hereunder is subject to avoidance as a preferential or similar transfer under any applicable bankruptcy, insolvency or similar law without any such claim for avoidance having been made, the Guarantor hereby waives any and all rights of subrogation, contribution or similar claims against Borrower, whether arising by statute, at law or in equity.

      SECTION 2.07. Security. (a) As security for the obligations of Guarantor to the Bank hereunder the Guarantor shall execute and deposit with the Bank on the Closing Date the Security Agreement pursuant to which the Guarantor grants to the Bank, inter alia, a security interest in the Collateral therein described. Guarantor shall also cause each Person who shall be an Obligated Subsidiary or be required to become an Obligated Subsidiary pursuant to Section
4.24 hereof, to execute and deliver to the Bank (i) a Subsidiary Guaranty in the form of Exhibit C attached hereto, (ii) as security for the obligations of each such Obligated Subsidiary under its Subsidiary Guaranty, a Subsidiary Security Agreement in the form of Exhibit D attached hereto, and (iii) related Uniform Commercial Code financing statements, and stock certificates evidencing the Guarantor's equity interests in all Subsidiaries with duly executed stock powers in blank affixed thereto (the "Subsidiary Stock") and such other documents and instruments relating thereto as are described in Section 4.24 hereof. In addition, the Guarantor shall deliver or cause to be delivered to the Bank on the Closing Date certificates of the Guarantor's and Obligated Subsidiaries' insurers, or, if the Bank shall request, original insurance policies, evidencing compliance with the insurance requirements contained herein and in the Security Documents, including without limitation provisions naming the Bank as loss payee and additional insured under such policies.

      (b) Notwithstanding the foregoing provisions of this Section 2.07, Section
4.24 or anything to the contrary contained in the Security Agreement or the Subsidiary Guaranties, in the event that the Revolving Credit Agreement shall for any reason terminate or be of no further force or of fact prior to the full, final and irrevocable payment and satisfaction of the obligations of Guarantor and the Obligated Subsidiaries arising hereunder, under the Subsidiary Guaranties and under the other ESOP Loan Documents, upon delivery to and acceptance by the Bank of (i) an irrevocable standby letter of credit supporting payment of such obligations and issued by such bank and having such stated amount, expiry date and terms and conditions as shall be in all respects acceptable to the

Bank, or (ii) in the discretion of the Bank and provided no Default or Event or Default shall have occurred and be continuing, cash collateral in an amount acceptable to the Bank, the Bank shall, at the request and expense of the Guarantor, terminate the security interest and powers of attorney therein conferred and, in furtherance thereof, execute such Uniform Commercial Code termination statements and such other documents in form and substance reasonably satisfactory to the Bank to release and terminate the Liens created thereunder of record.

      SECTION 2.08. Purchase of ESOP Loan Documents. Upon the occurrence of any Purchase Event, the Bank may at its option require the Guarantor, and if not required by the Bank, the Guarantor shall have the option, to purchase the Purchase Interests (as herein defined) as provided in this Section 2.08. Upon the occurrence of any Purchase Event, the Bank shall, prior to exercising any other right, power or remedy available to it (other than the giving of notices, declaration of default and acceleration of indebtedness), notify the Guarantor of the occurrence of a Purchase Event and if the Bank elects, by such notice or later notice to the Guarantor, demand that the Guarantor or its designee purchase from the Bank all of the right, title and interest of the Bank in, to and under the Agreement, the Pledge Agreement, the promissory note or notes of the Borrower issued under the Agreement, and this Guaranty (collectively, the "Purchase Interests"), but not any interest of the Bank under the Security Agreements or the Subsidiary Guaranties on a date (the "Purchase Date") specified in such notice, which shall be a Business Day not less than five (5) nor more than thirty (30) days following the date of the notice. Within five (5) Business Days of the receipt of notice of the Purchase Event, if the Bank shall not have demanded that the Guarantor purchase the Purchase Interests, the Guarantor may by notice to the Bank, effective upon receipt, elect to purchase the Purchase Interests on a Purchase Date specified by the Guarantor and meeting the requirements of the next preceding sentence for a Purchase Date selected by the Bank. The Bank shall not be entitled to exercise any other right, power or remedy available to it (other than the giving of notices, declarations of default and acceleration of indebtedness) under the Security Agreements or the ESOP Loan Documents, at law or in equity, (i) for a period of five (5) Business Days after notice to the Guarantor of the occurrence a Purchase Event and (ii) if either the Bank or the Guarantor shall have by notice to the other elected to cause the purchase of the Purchase Interests under this Section 2.08, from the date of notice of such election to and including the Purchase Date. The Guarantor unconditionally, absolutely and irrevocably agrees that upon the election of the Bank or the Guarantor to cause the purchase of the Purchase Interests under this Section 2.08, it will purchase the Purchase Interests on the Purchase Date without recourse at a price equal to the then outstanding aggregate amount of all obligations and liabilities of the Borrower for principal, interest, fees, expenses and indemnification amounts under the ESOP Loan Documents, plus the reasonable out of pocket expenses

(including reasonable attorneys' fees and expenses) of the Bank incurred in connection with such purchase or the occurrence of any Purchase Event giving rise thereto. Upon receipt of the purchase price for the Purchase Interests in immediately available funds, the Bank shall assign the Purchase Interests to the Guarantor without representation, recourse or warranty. The costs of preparation, execution and recordation of all documents or instruments of assignment (including reasonable attorneys' fees and expenses) and all documentary stamp, excise, intangibles, registration, recording or other fees, taxes, duties or imposts (except for taxes on income) arising in connection with the purchase of Purchase Interests shall be payable by the Guarantor (i) on the Purchase Date to the extent incurred and calculated by such date and (ii) thereafter on demand. If the Guarantor fails to satisfy in full its obligations to the Bank under this Section 2.08 on the Purchase Date, the Bank may thereupon exercise any or all rights, remedies and powers available to it hereunder, under the other ESOP Loan Documents, the Security Agreements, or the Subsidiary Guaranties, at law and in equity. Notwithstanding anything to the contrary contained in this Section 2.08, in the event that there shall occur and not be waived any Default or Event of Default under the Revolving Credit Agreement, nothing herein contained shall prevent, impair or delay the right of the Agent or any Lender (each as defined in the Revolving Credit Agreement) to exercise any right, power or privilege contained in the Revolving Credit Loan Documents or otherwise available at law, in equity or by statute to enforce or obtain payment of the Obligations (as defined in the Revolving Credit Agreement).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

      SECTION 3.01. Representations and Warranties. The Guarantor represents and warrants to the Bank as follows (which representations and warranties shall survive the making of the Loan), after giving effect to the CHC Transaction:

            (a) Organization and Authority.

                  (i) the Guarantor and each Subsidiary is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation;

                  (ii) the Guarantor and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in this Guaranty, the Subsidiary Guaranties, the Security Agreements and the CHC Transaction Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a material adverse effect on the business or operations of the Guarantor or any Subsidiary;

                  (iii) the Guarantor has the power and authority to execute, deliver and perform this Guaranty and each of the other ESOP Loan Documents and CHC Transaction Documents to which the Guarantor is a party;

                  (iv) each Obligated Subsidiary has the power and authority to execute, deliver and perform the Subsidiary Guaranty, the Subsidiary Security Agreement, the other Loan Documents and the CHC Transaction Documents to which it is a party; and

                  (v) when executed and delivered, this Guaranty, each of the other ESOP Loan Documents and the CHC Transaction Documents to which the Guarantor or any Obligated Subsidiary is a party will be the legal, valid and binding obligation or agreement, as the case may be, of the Guarantor or such Obligated Subsidiary, enforceable against the Guarantor or such Obligated Subsidiary in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

            (b) Loan Documents and CHC Transaction Documents. The execution, delivery and performance by the Guarantor and each Obligated Subsidiary of each of the ESOP Loan Documents and each of the CHC Transaction Documents to which the Guarantor or such Obligated Subsidiary is a party:

                  (i) have been duly authorized by all requisite corporate
            action (including any required shareholder approval) of the Guarantor or Obligated Subsidiary signatory thereto required for the lawful execution, delivery and performance thereof;

                  (ii) do not violate any provisions of (1) applicable law, rule or regulation, (2) any order of any court or other agency of government binding on the Guarantor, or any Obligated Subsidiary of Guarantor, or their respective properties, or (3) the charter documents or by-laws of Guarantor or any Obligated Subsidiary;

                  (iii) will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which Guarantor or any Subsidiary is a party, or by which the properties or assets of Guarantor or any Subsidiary of Guarantor are bound, the effect of which would have any material adverse effect on the ability of the Guarantor or any Obligated Subsidiary to observe the covenants and agreements contained herein or in any other ESOP Loan Document or in any of the CHC Transaction Documents, or on its ability to pay its obligations hereunder or under the other ESOP Loan Documents;

                  (iv) will not result in the creation or imposition of any
            Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Guarantor or any Subsidiary of Guarantor except any Liens in favor of the Bank created by the ESOP Loan Documents or in favor of the Agent and the Lenders (each as defined in the Revolving Credit Agreement) under the Revolving Credit Loan Documents.

            (c) Solvency. Guarantor and each Obligated Subsidiary is Solvent after giving effect to the transactions contemplated by this Guaranty, the other ESOP Loan Documents, assuming, with respect to each Obligated Subsidiary, that the Guarantor's past practice of making capital contributions to such Obligated Subsidiary as necessary will continue; provided that with respect to any date after the date hereof on which this representation and warranty is deemed to be made or reaffirmed hereunder, the Guarantor represents and warrants that as of such later date the Guarantor and the Obligated Subsidiaries, taken as a whole, are Solvent.

            (d) Subsidiaries and Stockholders. Guarantor has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 3.01(d) delivered to the Bank simultaneously with the execution of this Guaranty;
      Schedule 3.01(d) states as of the date hereof the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by Guarantor or by any such Subsidiary; the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Guarantor and each such Subsidiary own beneficially and of record all the shares and other interests it is listed as owning in
      Schedule 3.01(d), free and clear of any Lien other than the Lien arising under the ESOP Loan Documents and applicable restrictions on transfer of such securities in effect on the Closing Date or otherwise imposed by applicable law.

            (e) Ownership Interests. Guarantor owns no interest in any Person other than the Persons listed in Schedule 3.01(d);

            (f) Financial Condition. (i) The Guarantor has heretofore furnished to the Bank an audited consolidated balance sheet of the Guarantor and its Subsidiaries as of September 30, 1994 and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as audited by Ernst & Young. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Guarantor and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in their stockholders' equity for the Fiscal Year then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis;

            (ii) since September 30, 1994, there has been no material adverse change in the financial condition of the Guarantor and its Subsidiaries or in the businesses, properties and operations of the Guarantor or any of its Subsidiaries (for purposes of this clause (ii), a change in the business, properties and operations of the Guarantor or any Subsidiary shall not be deemed to be a material adverse change unless such change reduces net income of the affected entity in an amount not less than an amount equal to two and one-half percent (2 1/2%) of Consolidated Net Income of the Guarantor and its Subsidiaries for the Four-Quarter Period immediately preceding the occurrence of such change), nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God; nor has any event occurred the effect of which would have a material adverse effect on the ability of the Guarantor or any Obligated Subsidiary to observe the covenants and agreements contained herein or in any of the other ESOP Loan Documents or in the CHC Transaction Documents, or on its ability to pay its obligations hereunder or under the other ESOP Loan Documents;

            (iii) except as set forth in the financial statements referred to in
      Section 3.0l(f)(i) or in Schedule 3.01(f) or Schedule 3.01(j) delivered to the Bank simultaneously with the execution of this Guaranty, neither Guarantor nor any Subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other liability, contingent or otherwise, which remains outstanding or unsatisfied;

            (iv) the Projection of Combined Entities provided to the Bank was prepared by the Guarantor in good faith and is based upon assumptions which the Guarantor believes to have been reasonable as of the time of preparation thereof and as of the Closing Date;

            (g) Title to Properties. The Guarantor and its Subsidiaries have title to all their respective real and personal properties, subject to no transfer restrictions or Liens of any kind, except for (x) the transfer restrictions and Liens described in Schedule 3.01(g)-Liens delivered to the Bank simultaneously with the execution of this Guaranty, and (y) Permitted Liens;

            (h) Taxes. Except as set forth in Schedule 3.01(h) delivered to the Bank simultaneously with the execution of this Guaranty, the Guarantor and its Subsidiaries have filed or caused to be filed all federal, state and local tax returns which are required to be filed by them and except for taxes and assessments being contested in good faith and against which reserves satisfactory to the Guarantor's independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due;

            (i) Other Agreements. Neither the Guarantor nor any Subsidiary is

                  (i) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions materially adversely affecting the ability of the

            Guarantor or any Obligated Subsidiary to observe the covenants and agreements contained herein or in the other ESOP Loan Documents or in the CHC Transaction Documents, or to pay the obligations hereunder or under the other ESOP Loan Documents; or

                  (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Guarantor or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period would reasonably be likely to have, a material adverse effect on the ability of the Guarantor or any Obligated Subsidiary to observe the covenants and agreements contained herein or in the other ESOP Loan Documents or the CHC Transaction Documents, or to pay the obligations hereunder or under the other ESOP Loan Documents;

            (j) Litigation. Except as set forth in Schedule 3.0l(j) or Schedule 3.0l(t) delivered to the Bank simultaneously with the execution of this Guaranty, other than proposed legislation or regulation or other governmental proceedings affecting the healthcare or hospice industries generally, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending against the Guarantor or affecting any Subsidiary or any properties or rights of the Guarantor or any Subsidiary, or to the knowledge of the Guarantor, pending against any of the Sellers or affecting any properties or rights of any of the Sellers, which would reasonably be expected to (i) materially adversely affect the financial condition, business or operations of the Guarantor or any of its Subsidiaries, or (ii) restrain, enjoin, impose burdensome conditions upon or otherwise materially and adversely affect the consummation of the CHC Transaction in accordance with the CHC Transaction Documents or the exercise of rights and powers by the Bank under the ESOP Loan Documents or, to the knowledge of the Guarantor, threatened in writing against the Guarantor or any Subsidiary affecting the Guarantor or any Subsidiary or any properties or rights of the Guarantor or any Subsidiary, or, to the knowledge of the Guarantor, threatened in writing against any Seller affecting any Seller or any properties or rights of any Seller, which reasonably is expected to (i) materially adversely affect the financial condition, business or operations of the Guarantor or any of its Subsidiaries, or (ii) restrain, enjoin, impose burdensome conditions upon or otherwise materially and adversely affect the consummation of the CHC Transaction in accordance with the CHC Transaction Documents or the exercise of rights and powers by the Bank under the ESOP Loan Documents;

            (k) Margin Stock. Neither the Guarantor nor any Subsidiary owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the Loan will be used by the Borrower only for the purposes set forth in the Preliminary Statements of this Guaranty. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any the Loan a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Guarantor nor any agent acting in its behalf has taken or will take any action which might cause this Guaranty or any of the ESOP Loan Documents or instruments delivered pursuant hereto or thereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

            (l) Investment Company. Neither the Guarantor nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. (S) 80a-l, et seq.). The application of the proceeds of the Loan and repayment thereof by the Borrower and the performance by the Guarantor of the transactions contemplated by this Guaranty will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

            (m) Patents, Etc. Except as set forth in Schedule 3.01(m) delivered to the Bank simultaneously with the execution of this Guaranty, the Guarantor and its Subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

            (n) No Untrue Statement. Neither this Guaranty nor any other ESOP Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or the Guarantor in accordance with or pursuant to any ESOP Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained therein not misleading in any material respect;

            (o) No Consents. Etc. Except as set forth in Schedule 3.01(o) or
      Schedule 3.01(g) delivered to the Bank simultaneously with the execution of this Guaranty, neither the respective businesses or properties of the Guarantor or any Subsidiary, nor any relationship between the Guarantor or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance (i) by the Guarantor or the Borrower of the ESOP Loan Documents or (ii) by Vitas California or the Guarantor of the CHC Transaction Documents and the transactions contemplated hereby and thereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental or other authority or any other Person on the part of the Borrower, the Guarantor or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by this Guaranty or the other ESOP Loan Documents or the CHC Transaction Documents by the Guarantor or the Obligated Subsidiaries or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be;

            (p) ERISA.

                  (i) None of the employee benefit plans maintained at any time by the Guarantor or any Subsidiary or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

                  (ii) None of the employee benefit plans maintained at any time by the Guarantor or any Subsidiary which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated so as to result in a material liability of the Guarantor under ERISA nor has any such employee benefit plan of the Guarantor or any Subsidiary incurred any material liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid or are not yet due and payable; neither the Guarantor nor any Subsidiary has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; the Guarantor and the Subsidiaries have made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the Guarantor nor any

      Subsidiary has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation;

                  (iii) The present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA, maintained by the Guarantor or any Subsidiary, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

                  (iv) The consummation of the Loan pursuant to the ESOP Loan Documents will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption;

                  (v) To the best of the Guarantor's knowledge, each employee pension benefit plan subject to Title IV of ERISA, maintained by the Guarantor or any Subsidiary, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                  (vi) There has been no withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which the Guarantor or any Subsidiary is or was a contributor;

                  (vii) As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

                  (viii) Neither the Guarantor nor any Subsidiary has any liability not disclosed on any of the financial statements furnished to the Lenders pursuant to Section 3.01(f) hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a material adverse effect on the financial condition of the Guarantor or any Subsidiary;

            (q) No Default. As of the date hereof, and after giving effect to the CHC Transaction, there does not exist any Default or Event of Default hereunder;

            (r) Hazardous Materials. Except as set forth on Schedule 3.01(r), the Guarantor and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects and neither the Guarantor nor any Subsidiary has been notified of any action, suit, proceeding or investigation which calls into question compliance by the Guarantor or any Subsidiary with any Environmental Laws or which seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material;

            (s) RICO. Neither the Guarantor nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

            (t) Employment Matters. Except as disclosed on Schedule 3.01(t) delivered to the Bank simultaneously with the execution of this Guaranty, the Guarantor and all Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is neither pending or to the knowledge of the Guarantor threatened any material litigation, administrative proceeding nor, to the knowledge of the Guarantor, any investigation, in respect of such matters.

                                   ARTICLE IV

                              AFFIRMATIVE COVENANTS

      Until the obligations of the Borrower under the ESOP Loan Documents have been paid and satisfied in full and until the Agreement has been terminated in accordance with the terms thereof following such payment and satisfaction, unless the Bank shall otherwise consent in writing, the Guarantor will and will, where applicable, cause each Subsidiary to:

      SECTION 4.01. Financial Reports, Etc. (a) as soon as practicable and in any event within one hundred and five (105) days (or, at all times after the Guarantor shall become subject to the financial reporting requirements of the Securities Exchange Act of 1934, as amended, ninety (90) days) after the end of each Fiscal Year of the Guarantor, deliver or cause to be delivered to the Bank
(i) a consolidated balance sheet of the Guarantor and its Subsidiaries, and the notes thereto, and the related consolidated statements of income, stockholders' equity and cash flows and the respective notes thereto, for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing, with respect to the consolidated financial reports, opinions of Ernst & Young, or other such independent certified public accountants of nationally recognized standing selected by the Guarantor, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Guarantor; and (ii) a certificate of an Authorized Representative demonstrating compliance with Sections 5.01, 5.02, 5.03, 5.04, 5.05, and 5.09(v) of this Guaranty, which certificate shall be in the form attached hereto as Exhibit B (provided, however, that so long as the Revolving Credit Agreement remains in effect, timely delivery of the certificate for the corresponding period described in Section 8.01(a)(ii) of the Revolving Credit Agreement shall satisfy the requirement of this clause (ii));

      (b) as soon as practicable and in any event within thirty (30) days after the end of each calendar month, other than the last month of each Fiscal Year (except the last month of each fiscal quarter as to which forty-five (45) days shall apply), deliver to the Bank (i) a consolidated balance sheet of the Guarantor and its Subsidiaries as of the end of such reporting period, the related consolidated statement of income and in the case of quarterly statements a statement of cash flows for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Guarantor and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in Section 3.01(f)(i) with respect to interim financials, and (ii) a certificate of an Authorized Representative (which shall be required to be delivered only in connection with the interim financial statements delivered as at the end of each three, six and nine month period in each Fiscal
Year) containing computations for such quarter comparable to that required pursuant to Section 4.01(a)(ii) (provided, however, that so long as the Revolving Credit Agreement remains in effect, timely delivery of the certificate for the corresponding period described in Section 8.01(b)(iii) of the Revolving Credit Agreement shall satisfy the requirement of this clause (ii));

      (c) together with each delivery of the financial statements required by
Section 4.01(a)(i) hereof, deliver to the Bank a letter from the Guarantor's accountants specified in Section 4.01(a)(i) hereof stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 4.O1(a)(i), nothing has come to their attention that has caused them to believe that there exists any Default or Event of Default by the Guarantor in the fulfillment of the terms and provisions of this Guaranty insofar as they relate to financial matters (which at the date of such statement remains uncured); and if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

      (d) promptly upon their becoming available to the Guarantor, the Guarantor shall deliver to the Bank a copy of (i) all regular or special reports or effective registration statements which Guarantor or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) (including without limitation filings on Forms 10-K, l0-Q and 8-K) or any securities exchange, (ii) at any time after becoming subject to the Securities Exchange Act of 1934, as amended, any proxy statement distributed by the Guarantor to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other similar report submitted to the Guarantor or any of its Subsidiaries by independent accountants presenting in final form any results of, deficiencies discovered during or recommendations arising from any annual, interim or special audit of the Guarantor or any of its Subsidiaries; and

      (e) promptly, from time to time, deliver or cause to be delivered to the Bank such other information regarding Guarantor's and each Subsidiary's operations, business affairs and financial condition as the Bank may reasonably request. The Bank is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Bank (or any affiliate of the Bank) to any regulatory authority having jurisdiction over the Bank pursuant to any written request therefor, or to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of all or any portion of the Loan.

      SECTION 4.02. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted) and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices.

      SECTION 4.03. Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and material franchises, trade names, trademarks and permits, and, except as otherwise expressly provided by this Agreement, maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary and failure to maintain qualification or good standing would reasonably be likely to have a material adverse effect on the Guarantor or any of its Subsidiaries; except that the Guarantor may effect the dissolution of Vitas Healthcare Corporation of Texas so long as it remains an inactive Subsidiary of the Borrower prior to such dissolution.

      SECTION 4.04. Regulations and Taxes. Comply with, in all material respects, or contest in good faith, all statutes and governmental regulations applicable to the Guarantor or its Subsidiaries and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties, except liabilities being contested in good faith and against which adequate reserves have been established.

      SECTION 4.05. Insurance. (i) Keep all of its insurable properties adequately insured in all material respects at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner required by the Security Agreement and otherwise as are customarily insured against by similar businesses owning such properties similarly situated, (ii) maintain general public liability insurance and medical malpractice insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverage than that specified in Schedule 4.05 delivered to the Bank simultaneously with the execution of this Guaranty, such insurance policies to be in form reasonably satisfactory to the Bank, and (iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes). Without limiting any additional requirement contained in the Security Agreement, each of the policies of insurance described in this Section 4.05 shall provide that the insurer shall give the Bank not less than thirty (30) days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

      SECTION 4.06. True Books. Keep true books of record and account in accordance with commercially reasonable business practices in which full, true and correct entries will be made of all of its dealings and transactions in all material respects, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in quarterly as well as year-end financial statements.

      SECTION 4.07. Perform Covenants. Duly comply with all the terms and covenants contained in all ESOP Loan Documents and other instruments and documents given to the Bank pursuant hereto or thereto.

      SECTION 4.08. Right of Inspection. Permit any Person designated by the Bank at the Bank's expense, as the case may be, to visit and inspect any of the properties, corporate books and financial reports of the Guarantor and its Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent auditors, all at reasonable times, at reasonable intervals and with reasonable prior notice.

      SECTION 4.09. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations of any applicable regulatory authority with respect to the conduct of its business.

      SECTION 4.10. Governmental Licenses. To the extent the Guarantor or any Subsidiaries provides goods or services giving rise to Accounts constituting Government Receivables, maintain all licenses, permits, certifications and approvals and take such other necessary action as shall entitle such Person to obtain payment or reimbursement of such Account.

      SECTION 4.11. Covenants Extending to Subsidiaries. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Guarantor in Sections 4.02 through 4.10, inclusive.

      SECTION 4.12. Officer's Knowledge of Default. Upon the President, the chief executive officer, the chief financial officer, the Treasurer or the Vice President for Legal and Regulatory Affairs of the Guarantor obtaining knowledge of any Default or Event of Default hereunder or any default under any other obligation of the Guarantor or any Subsidiary where the amount of such other obligation or obligations aggregates $250,000 or more, cause such officer or an Authorized Representative to promptly notify the Bank of the nature thereof, the period of existence thereof, and what action the Guarantor proposes to take with respect thereto.

      SECTION 4.13. Suits or Other Proceedings. Upon the President, the chief executive officer, the chief financial officer, the Treasurer or the Vice President for Legal and Regulatory Affairs of the Guarantor obtaining knowledge of any litigation or other proceedings being instituted against the Guarantor or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Guarantor or any Subsidiary, in an aggregate amount greater than $500,000 and not otherwise covered by insurance (or, in the alternative, not otherwise reserved against if self-insured), promptly deliver to the Bank written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

      SECTION 4.14. Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Bank true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Guarantor or any Subsidiary relating to any material (a) violation or alleged violation by the Guarantor or any Subsidiary of any applicable Environmental Laws or OSHA; (b) release or threatened release by the Guarantor or any Subsidiary of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Guarantor or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

      SECTION 4.15. Environmental Compliance. If the Guarantor or any Subsidiary shall receive written notice from any governmental authority that the Guarantor or any Subsidiary has violated any applicable Environmental Laws, the Guarantor shall promptly (and in any event within the time period permitted by the applicable governmental authority) remove or remedy, or cause the applicable subsidiary to remove or remedy, such violation, unless the Guarantor in good faith is disputing such claim of violation by appropriate proceedings promptly commenced and diligently pursued and such claim does not give rise to or result in the imposition of any Lien against property of the Guarantor or any Subsidiary.

      SECTION 4.16. Indemnification. The Guarantor hereby agrees to defend, indemnify and hold the Bank harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, cleanup costs and reasonable attorneys' fees) arising directly or indirectly from, out of or by reason of the handling, storage, treatment, emission or disposal of any Hazardous Material by or in respect of the Guarantor or any Subsidiary or property owned or leased or operated by the Guarantor or any Subsidiary. The provisions of this Section 4.16 shall survive repayment of the Loan and termination of this Guaranty.

      SECTION 4.17. Further Assurances. At its cost and expense, upon request of the Bank, duly execute and deliver or cause to be duly executed and delivered, to the Bank such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Bank to carry out more effectively the provisions and purposes of this Guaranty and the other ESOP Loan Documents.

      SECTION 4.18. ERISA Requirement. Comply in all material respects with all requirements of ERISA applicable to it and furnish to the Bank as soon as possible and in any event (i) within thirty (30) days after the President or chief executive officer of the Guarantor or, with respect to financial matters, the Treasurer, any Assistant Treasurer or the chief financial officer of the Guarantor, knows or has reason to know that any reportable event with respect to any employee benefit plan maintained by the Guarantor or any Subsidiary which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event and any action which the Guarantor or applicable Subsidiary proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the PBGC or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (ii) promptly after receipt thereof, a copy of any notice that the Guarantor or any Subsidiary may receive from the PBGC relating to the intention of the PBGC to terminate any employee benefit plan or plans of the Guarantor or any Subsidiary or to appoint a trustee to administer any such plan, and (iii) within 10 days after a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that the Guarantor or its affected Subsidiary, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the PBGC.

      SECTION 4.19. Continued Operations. Continue at all times (i) to conduct its business and engage principally in the same or similar line or lines of business substantially as heretofore conducted, and (ii) preserve, protect and maintain free from Liens its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or useful in the conduct of its operations.

      SECTION 4.20. Use of Proceeds. Cause the proceeds of the Loan to be used solely for the purposes specified in the Preliminary Statements of this Guaranty.

      SECTION 4.21. Trade Names.

            (a) Conduct, and cause each Obligated Subsidiary to conduct, its business in all respects and obtain and maintain title to all Collateral solely in the names set forth in Schedule 4.21 delivered to the Bank simultaneously with the execution of this Guaranty unless the Guarantor shall have (i) given (or caused the appropriate Obligated Subsidiary to give) the Bank ten (10) days prior written notice of its intention to operate under another name, and (ii) caused to be delivered to the Bank any additional financing statements necessary to perfect a security interest in the Collateral (to the extent contemplated hereunder);

            (b) Cause at its expense all filings to be made and other action to be taken as the Bank may reasonably request to continue the perfection of the Bank's first priority security interest in the Collateral (to the extent contemplated hereunder); and

            (c) Except as may be set forth in Schedule 3.01(m), at all times have the lawful right, power and authority, and cause each Obligated Subsidiary to have the lawful right, power and authority, to utilize all trade names or trade styles employed by Guarantor or such Obligated Subsidiary to provide services giving rise to Accounts or to bill such Accounts.

      SECTION 4.22. Property Location. Maintain (and cause all Subsidiaries to maintain) all Collateral which constitutes inventory or equipment at the locations listed on Schedule 4.22 delivered to the Bank simultaneously with the execution of this Guaranty, and advise the Bank at the time of delivery of each certificate described in Section 4.01(a)(ii) and Section 4.01(b)(ii) of any change in or addition to the location or locations of such property. The information provided to the Bank shall include the address of each such location, the identity (including legal name and any trade name, if different) of the Person in whose facilities or custody such property is located, and such additional information as the Bank shall reasonably deem necessary or advisable in connection with perfecting or maintaining the perfection of a Lien on such property pursuant to the ESOP Loan Documents.

      SECTION 4.23. Chief Executive Offices. Not change (or permit any Obligated Subsidiary to change) the location of its chief executive office from the respective addresses set forth in the Revolving Credit Agreement as of the date hereof except upon giving not less than thirty (30) days prior written notice to the Bank and taking or causing to be taken all such action at Guarantor's expense as may be reasonably requested by the Bank to perfect or maintain the perfection of the security interest of the Bank in Accounts (to the extent contemplated hereunder), general intangibles and related Collateral.

      SECTION 4.24. New Obligated Subsidiaries. Upon the occurrence of a New Guaranty Event, the Guarantor shall, as soon as practicable but in any event within fifteen (15) Business Days of such event cause to be delivered to the Bank by each Required New Obligated Subsidiary each of the following:

            (i) a Subsidiary Guaranty substantially in the form attached hereto as Exhibit C duly executed by such Required New Obligated Subsidiary;

            (ii) a Subsidiary Security Agreement in the form attached hereto as Exhibit D duly executed by such Required New Obligated Subsidiary;

            (iii) an opinion of counsel to such Required New Obligated Subsidiary dated as of the date of delivery of the Subsidiary Guaranty provided in the foregoing clause (i) and addressed to the Bank, substantially in the form of the opinion of special counsel for the Guarantor and the Obligated Subsidiaries delivered on the Closing Date (the "Initial Opinion") with respect to paragraphs (b), (g), (k) and (n) thereof regarding the organization, good standing and foreign qualification of such Required New Obligated Subsidiary, the authorization of such Required New Obligated Subsidiary to execute, deliver and perform its obligations under the Guaranty and the Subsidiary Security Agreement, the due execution and delivery of the Guaranty and the Subsidiary Security Agreement on behalf of such Required New Obligated Subsidiary as valid and binding obligations of such Required New Obligated Subsidiary, enforceable against such Required New Obligated Subsidiary in accordance with their respective terms (subject to the exceptions set forth in paragraph (k) of the Initial Opinion), and the creation and perfection of a security interest in the collateral described in the Subsidiary Security Agreement (subject to the exceptions set forth in paragraph (n) of the Initial Opinion);

            (iv) current copies of the charter documents, including partnership agreements and certificate of limited partnership, if applicable, and bylaws of such Required New Obligated Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such charter documents, by-laws or by applicable laws, of the shareholders or partners) of such Required New Obligated Subsidiary authorizing the actions and the execution and delivery of documents described in clauses (i) and (ii) of this Section 4.24 and evidence satisfactory to the Bank that such Required New Obligated Subsidiary is Solvent as of such date and after giving effect to the Subsidiary Guaranty and the Subsidiary Security Agreement;

            (v) such duly executed Uniform Commercial Code financing statements and other documents and instruments, each in form and content acceptable to the Bank, as shall be necessary to perfect the Liens created under the applicable Subsidiary Security Agreement to the extent contemplated hereunder; and

            (vi) the Subsidiary Stock (as defined in Section 2.07 hereof) evidencing ownership of such Required New Obligated Subsidiary, together with duly executed stock powers in blank affixed thereto.

For purposes of this Section 4.24, (i) "New Guaranty Event" means each occurrence of any of the following: (A) the acquisition or creation after the Closing Date of any Subsidiary (other than Strategic Investment Subsidiaries), or (B) any Subsidiary in existence (but not an Obligated Subsidiary) as of the Closing Date or any Strategic Investment Subsidiary (whenever created or acquired) satisfying the criteria in clause (ii)(x) of the definition of "Obligated Subsidiary" in Article I hereof, or (C) the aggregate operating revenues of all Subsidiaries who are not Obligated Subsidiaries exceeding in any calendar month ten percent (10%) of the consolidated operating revenues of the Guarantor and its Subsidiaries, and (ii) "Required New Obligated Subsidiary" means (A) in the case of a New Guaranty Event described in clauses (i)(A) or
(i)(B) immediately above, the Subsidiary giving rise to such New Guaranty Event, and (B) in the case of a New Guaranty Event described in clause (i)(C) immediately above, the Subsidiary (or Subsidiaries, to the extent necessary to eliminate the occurrence of the New Guaranty Event) not then Obligated Subsidiaries having the largest operating revenues in the relevant calendar month.

      SECTION 4.25. Sufficient Contributions. Make sufficient and timely contributions to the Borrower pursuant to the Plan in order to enable the Borrower to make in full timely payments of principal of and interest on the Loan and all other amounts payable by the Borrower under the ESOP Loan Documents.

      SECTION 4.26. Modification of Covenants. In the event that, in connection with the initial public offering of the Guarantor's common stock, covenants in the Revolving Credit Agreement shall be amended by the Guarantor and the Lenders (as defined in the Revolving Credit Agreement) to reflect the Guarantor's resulting financial condition, then the parties hereto agree that they shall enter into an amendment to this Guaranty effecting corresponding amendments to the covenants contained herein.

                                    ARTICLE V

                               NEGATIVE COVENANTS

      Until all of the obligations of the Borrower under the ESOP Loan Documents to be performed and paid shall have been performed and paid in full, and until the Agreement is terminated following such payment and performance, unless the Bank shall otherwise consent in writing, the Guarantor will not, nor will it permit any Subsidiary to, either directly or indirectly:

      SECTION 5.01. Consolidated Shareholders' Equity. Permit Consolidated Shareholders' Equity to be less than (i) $22,000,000 at the Closing Date, and
(ii) as at the last day of each fiscal quarter of the Guarantor and until (but excluding) the last day of the next following fiscal quarter of the Guarantor, the sum of (A) the amount of Consolidated Shareholders' Equity required to be maintained pursuant to this Section 5.01 as at the end of the immediately preceding fiscal quarter, plus (B) 50% of positive Consolidated Net Income during the immediately preceding fiscal quarter of the Guarantor ending on such day (including in Consolidated Net Income for purposes of this Section 5.01 only any net gain or credit of an extraordinary nature) plus (C) 80% of the net proceeds (less (only in connection with the consummation of the Guarantor's offering of Qualified Equity Securities) an amount equal to the lesser of (i) the amount required to redeem the 9% Preferred Stock, reduced by the net proceeds to the Guarantor from the exercise of Warrant A dated December 17, 1991 or Warrant B dated December 17, 1991, as applicable, and (ii) $17,000,000) of each sale of equity interest (or securities other than those constituting Indebtedness exchangeable, convertible or exercisable into equity interests) in the Guarantor or any Subsidiary.

      SECTION 5.02. Current Ratio. Permit at any time the ratio of Consolidated Current Assets to Consolidated Current Liabilities (before giving effect to any prepayment obligation arising under Section 2.05(c)(iv) of the Revolving Credit Agreement) to be less than 1.00 to 1.00.

      SECTION 5.03. Consolidated Interest Coverage Ratio. Permit at any time during the periods set forth below the Consolidated Interest Coverage Ratio to be less than the respective amount set forth opposite each such period:

      Period                                     Ratio
      ------                                     -----

      From the Closing Date through
      December 31, 1996                          1.75 to 1.00

      From January 1, 1997 and
      thereafter                                 2.25 to 1.00

      SECTION 5.04. Consolidated Leverage Ratio. Permit at any time during the periods set forth below the Consolidated Leverage

Ratio to be more than the respective amount set forth opposite each such period:

      Period                                     Ratio
      ------                                     -----

      From the Closing Date through
      December 31, 1995                          .75 to 1.00

      From and including
      January 1, 1996 through
      December 31, 1996                          .70 to 1.00

      From and including
      January 1, 1997 through
      December 31, 1997                          .55 to 1.00

      From and including
      January 1, 1998 and thereafter             .50 to 1.00

      SECTION 5.05. Consolidated Fixed Charge Ratio. Permit at any time during the respective periods set forth below the Consolidated Fixed Charge Ratio to be less than the respective amount set forth opposite such period:

      Period                                     Ratio
      ------                                     -----

      From the Closing Date through
      December 31, 1995                          1.00 to 1.00

      From and including
      January 1, 1996 through
      December 31, 1996                          1.10 to 1.00

      From and including
      January 1, 1997 through
      December 31, 1997                          1.25 to 1.00

      From and including
      January 1, 1998 and thereafter             1.40 to 1.00

      SECTION 5.06. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except

            (i) Indebtedness existing as of the date hereof and as set forth in
      Schedule 5.06 delivered to the Bank simultaneously with the execution of this Guaranty and incorporated herein by reference;

            (ii) Indebtedness owed under the Revolving Credit Loan Documents;

            (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (iv) additional Indebtedness not to exceed in the aggregate $3,000,000 during each of the Fiscal Years ending September 30, 1995 and 1996 (on a non-cumulative basis, so that amounts not incurred in one Fiscal Year may not be carried over to a subsequent Fiscal Year) incurred to acquire computer hardware and software and related components or telecommunications equipment, systems and services and other equipment;

            (v) Indebtedness of the Guarantor or Vitas California evidenced by the Seller Notes and the Guarantor's guaranty thereof or otherwise arising under the CHC Transaction Documents; and

            (vi) the guaranty by the Guarantor of lease obligations of Vitas California.

      SECTION 5.07. Liens. Incur, create or permit to exist any pledge, Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Guarantor or any of its Subsidiaries, other than

            (i) Liens existing as of the date hereof and as set forth in
      Schedule 3.01(g) delivered to the Bank simultaneously with the execution of this Guaranty;

            (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

            (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

            (iv) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

            (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Guarantor or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Guarantor or any Subsidiary;

            (vi) Liens arising under the Revolving Credit Loan Documents and the ESOP Loan Documents;

            (vii) purchase money Liens to secure Indebtedness permitted under
      Section 5.06(iv) hereof so long as such Indebtedness is incurred to purchase computer hardware and software, the Indebtedness represents not less than 75% of the purchase price of such assets, no other property other than the property acquired with the proceeds of such Indebtedness secures such Indebtedness; and

            (viii) the right of the Sellers to payments from certain accounts and funds pursuant to Sections 2.6 and 2.7 of the Asset Purchase Agreement and the Joint Account Agreement (as such term is defined in the Asset Purchase Agreement).

      SECTION 5.08. Transfer of Assets. Sell, lease, transfer or otherwise dispose of (i) any interest in any Subsidiary, or (ii) any other asset of Guarantor or any Subsidiary except, in each case, (a) assets sold in the ordinary course of business, (b) assets which are worn out, obsolete or no longer necessary, or (c) assets transferred by Guarantor to any Obligated Subsidiary, by one Obligated Subsidiary to another Obligated Subsidiary, or by any Obligated Subsidiary to the Guarantor.

      SECTION 5.09. Investments; Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or all or substantially all of the assets, or make or permit to exist any interest whatsoever in any other Person other than an Obligated Subsidiary or permit to exist any loans or advances to any Person; provided, Guarantor and its Subsidiaries may consummate the CHC Transaction in accordance with the CHC Transaction Documents and otherwise may maintain investments or invest in, own, make loans or advances to, or acquire

            (i) Eligible Securities;

            (ii) loans, advances and investments existing as of the date hereof and as set forth in Schedule 3.01(d) delivered to the Bank simultaneously with the execution of this Guaranty;

            (iii) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

            (iv) loans and advances to other Persons in an aggregate outstanding amount not exceeding at any time $750,000 except the dollar limit restriction contained in this clause (iv) shall not apply to non-cash loans and advances made to Persons in connection with the exercise of stock options or other equity interests in the Guarantor so long as such loan or advance is repaid within five (5) Business Days;

            (v) Strategic Investments (including Strategic Investment Subsidiaries not constituting Obligated Subsidiaries), provided that no such Strategic Investment shall be made if after giving effect thereto (W) the aggregate investment in any one Person shall exceed $1,000,000 (valued at cost), (X) the aggregate amount of Strategic Investments made in any Fiscal Year (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be expended in any subsequent Fiscal
      Year) shall exceed $2,000,000, (Y) the aggregate amount of Strategic Investments made in any Fiscal Year (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be expended in any subsequent Fiscal Year), together with the aggregate amount of Costs of Acquisitions (excluding the CHC Transaction) incurred during such Fiscal Year (similarly computed on a non-cumulative basis), shall exceed $5,000,000, or (Z) the aggregate amount of Strategic Investments shall exceed five percent (5%) of Consolidated Shareholders' Equity, provided that each of the limitations described in this Section 5.09(v) shall be applied after giving effect to reductions in Strategic Investments from receipt of cash distributions and cash management fees; and

            (vi) Permitted Acquisitions provided that if the Cost of Acquisition exceeds $2,500,000 the Guarantor shall have furnished to the Bank a certificate in the form of Exhibit B prepared on a historical pro forma basis giving effect to such Permitted Acquisition which certificate shall demonstrate that no Default or Event of Default will exist; provided, further, the aggregate Costs of Acquisitions (excluding the CHC Transaction) in any Fiscal Year (on a noncumulative basis, with the effect that amounts not expended in any Fiscal Year may not be expended in any subsequent Fiscal Year), together with the aggregate amount of Strategic Investments in such Fiscal Year (similarly computed on a non-cumulative basis), shall not exceed $5,000,000.

      SECTION 5.10. Dividends or Distributions. Declare or pay any dividends (other than those payable solely in capital stock) or distribution in reduction of capital or otherwise in respect of any equity interest, or purchase, redeem or otherwise retire any such equity interest except (i) dividends paid with respect to Preferred Stock, (ii) Preferred Stock Redemptions, (iii) redemptions of the Preferred Stock with the net proceeds from the issuance and sale of Qualified Equity Securities, (iv) payments to purchase stock of the Guarantor pursuant to the exercise by Plan beneficiaries of put rights under Section 16(b) of the Plan, and (v) pursuant to the exercise of rights of first refusal or similar rights relating to stock options or securities issuable upon the exercise of stock options in an aggregate amount in any Fiscal Year not exceeding $300,000 (on a non-cumulative basis, with the effect that amounts not expended in any Fiscal Year may not be expended in a subsequent Fiscal Year), provided that after giving effect to payment of such dividend or Preferred Stock Redemption no Default or Event of Default exist hereunder; provided further that, without limiting other rights of the Bank hereunder or under the other ESOP Loan Documents, the provisions of this Section 5.10 shall not prohibit any Preferred Stock Redemption after December 30, 1996.

      SECTION 5.11. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or permit any other Person to merge into it; or (b) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business or transfers from an Obligated Subsidiary to the Guarantor or another obligated Subsidiary or from the Guarantor to an Obligated Subsidiary); provided, however, (i) any Subsidiary of the Guarantor may merge into or transfer all or substantially all of its assets to or consolidate with any wholly-owned Subsidiary of the Guarantor, and (ii) any Person may merge with the Guarantor or any wholly-owned Subsidiary of the Guarantor (whether or not such Subsidiary is the survivor, provided such Person becomes a Subsidiary and, if required, an Obligated Subsidiary) if the Guarantor or such wholly-owned Subsidiary shall be the survivor thereof and, if required, an Obligated Subsidiary, and such merger shall not cause, create or result in the occurrence of any Default or Event of Default hereunder.

      SECTION 5.12. Change in Control. Cause, suffer or permit any Person or group of Persons, other than the owners existing as of the Closing Date, to own beneficially more than 49% (and after an initial public offering of Guarantor's capital stock, 25%) of the outstanding securities of (on a fully diluted basis and taking into account any outstanding securities or contract rights exercisable, exchangeable or convertible into equity interests) the Guarantor having voting rights in the election of directors.

      SECTION 5.13. Transactions with Affiliates. Enter into any transaction after the date hereof, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Guarantor, except for the following: (a) such Persons may render services to the Guarantor or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, and (b) such transactions may be entered into in the ordinary course of and pursuant to the reasonable requirements of the Guarantor's (or any Subsidiary's) business and upon fair and reasonable terms no less favorable to the Guarantor (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate and (c) the limitation contained in this Section does not apply to compensation arrangements (present and deferred) for Affiliates who are or were officers or employees of the Guarantor or any Subsidiary as of or prior to the Closing Date if such compensation arrangements are (i) approved by a majority of the non-employee directors of the Board of Directors or the Compensation Committee of the Board of Directors and (ii) such compensation is paid for services rendered to the Guarantor or such Subsidiary in the ordinary course of business.

      SECTION 5.14. ERISA. With respect to all employee pension benefit plans maintained by the Guarantor or any Subsidiary:

            (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA;

            (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject the Guarantor or a Subsidiary to a tax or penalty or other liability on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

            (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan;

            (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

            (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or

            (vi) incur any withdrawal liability with respect to any Multi-employer Plan.

      SECTION 5.15. Fiscal Year. Change its Fiscal Year unless the Guarantor can demonstrate compliance with the covenants contained herein for both the Fiscal Year in effect prior to any change and the new fiscal year period by delivery to the Bank of appropriate interim and annual pro forma historical and current compliance certificates for such periods and such other information as the Bank may reasonably request.

      SECTION 5.16. Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with (i) the merger or consolidation of Subsidiaries into each other or into the Guarantor permitted pursuant to Section 5.11 and (ii) the dissolution of Vitas Healthcare Corporation of Texas so long as it remains an inactive Subsidiary of the Guarantor prior to such dissolution.

      SECTION 5.17. Rate Hedging Obligations. Incur any Rate Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Rate Hedging Obligations, except in regard to Swap Agreements.

      SECTION 5.18. Subordinated Obligations. Cause, suffer or permit to be made any payments in respect of Subordinated Obligations except to the extent expressly permitted by the Subordination Agreements.

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES

      SECTION 6.01. Events of Default. The following shall constitute Events of Default under this Guaranty (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) the Guarantor shall fail to observe or perform any of the terms, covenant or provisions contained in Article II hereof, including without limitation failure to pay any amount as and when the same shall become due as therein provided; or

            (b) default shall be made in the performance or observance of any covenant set forth in Sections 4.06, 4.07, 4.08, 4.12, 4.13, 4.24, 4.25 or
Article V hereof and in the case of Section 4.01 through 4.05, 4.07 and 4.14 such default shall continue for a period of five (5) days; or

            (c) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Guaranty (other than as described in clauses (a) or (b) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Bank, the President, the chief executive officer, the chief financial officer, the Treasurer or the Vice President for Legal and Regulatory Affairs of the Guarantor becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the subsidiary Guaranties, Subsidiary Security Agreements or other ESOP Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Bank or delivered to the Bank in connection with or pursuant to this Guaranty or any of the ESOP Loan Documents, or if any ESOP Loan Document ceases to be in full force and effect (other than by reason of any action by the Bank), or if without the written consent of the Bank, this Guaranty or any other ESOP Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Bank); or

            (d) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Loans) of the Guarantor or of any Subsidiary in an amount not less than $25O,000 in the aggregate outstanding, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Guarantor or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, or if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; or

            (e) if any representation, warranty or other statement of fact contained herein or any other ESOP Loan Document or in any writing, certificate, report or statement at any time furnished to the Bank by or on behalf of the Guarantor or, any Obligated Subsidiary pursuant to or in connection with this Guaranty or the other ESOP Loan Documents, or otherwise, shall be false or misleading in any material respect when given; or

            (f) if the Guarantor or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

            (g) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Guarantor or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Guarantor or any Subsidiary seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within thirty (30) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Guarantor or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Guarantor or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Guarantor or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

            (h) if (i) any final, non-appealable judgment where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $250,000 is rendered against the Guarantor or any Subsidiary, or
(ii) there is any
attachment, injunction or execution against any of the Guarantor's or any Subsidiary's properties for any amount in excess of $250,000; and in either case such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of sixty (60) days; or

            (i) if the Guarantor or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Guarantor and its Subsidiaries, taken as a whole; or

            (j) if (i) the Guarantor or any Subsidiary shall engage in any prohibited transaction (as described in Section 5.14(u) hereof), which is not subject to a statutory or administrative exemption, involving any employee pension benefit plan of the Guarantor or any Subsidiary, (ii) any accumulated funding deficiency (as referred to in Section 5.14(iv) hereof), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a reportable event (as referred to in Section 5.14(v) hereof) (other than a reportable event for which the statutory notice requirement to the Pension Benefit Guaranty Corporation has been waived by regulation) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which reportable event or institution or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, and in the case of such a reportable event, the continuance of such reportable event shall be unremedied for sixty (60) days after notice of such reportable event pursuant to Section 4043(a), (c) or (d) of ERISA is given, as the case may be, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, and such termination results in a material liability of the Guarantor or any Subsidiary to such Single Employer Plan or the Pension Benefit Guaranty Corporation, or (v) the Guarantor or any Subsidiary shall withdraw from a Multi-employer Plan for purposes of Title IV of ERISA, and, as a result of any such withdrawal, the Guarantor or any Subsidiary shall incur withdrawal liability to such Multi-employer Plan; and in each case in clauses (i) through (v) of this Section 6.01(i), such event or condition, together with all other such events or conditions, if any, would subject the Guarantor or any Subsidiary to any tax, penalty or other liabilities, and in each such case the event or condition is not remedied to the satisfaction of the Required Lenders within ninety (90) days after the earlier of (i) receipt of notice of such event or condition by the Authorized Representative from the Bank or (ii) the Guarantor becomes aware of such event or condition; or

            (k) if the Guarantor or any Subsidiary shall breach any of the terms or conditions of any agreement under which any Rate Hedging Obligation permitted pursuant to Section 5.17 is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such obligation; or

            (1) if there shall occur and not be waived an Event of Default as defined in any of the Revolving Credit Loan Documents or any of the other ESOP Loan Documents; or

            (m) if there shall occur any loss of any permits, licenses, authorizations, certifications or approvals from any federal, state or local governmental or administrative authority or termination of any contract with any such authority, which loss or termination (i) continues for a period greater than 60 days and (ii) results in the suspension or termination of operations of the Guarantor or any Subsidiary which produces 5% or more of the Guarantor's gross revenues.

      SECTION 6.02. Rights Upon an Event of Default. If any Event of Default shall have occurred and not been waived subject to Section 2.08 hereof, the Bank may proceed to protect and enforce its rights and interests hereunder and under the other ESOP Loan Documents, and shall have the right to proceed first directly against the Guarantor or any signatory to a Subsidiary Guaranty, and the Bank shall have no obligation to proceed against or exhaust any other remedy or remedies which it may have without resorting to any other security or guaranty, whether held by or available to the Bank.

      SECTION 6.03. No Remedy Exclusive. No remedy herein conferred upon or reserved to the Bank is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                                   ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor in any event shall be effective unless the same shall be in writing and signed by the Bank and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7.02. Notices, Etc. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty shall be deemed to have been properly given or served by personal delivery, by telecopy with telephone or telecopied confirmation of receipt, or by depositing in the United States mail, postpaid and registered or certified, return receipt requested, and addressed to the parties at their addresses set forth below. All notices, demands and requests shall be effective upon being personally delivered at the address specified herein, upon confirmation of receipt by telecopy, or three (3) Business Days after being deposited in the United States mail. The time period for which a response to any notice, demand or request must be given, if any, shall commence to run from the date of delivery at the address specified herein, the date of receipt of telecopy notice, or the date of receipt of the notice, demand, or request, by the addressee thereof as disclosed by the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent. Any party hereto shall have the right from time to time and at any time during the term of this Guaranty to change its address or addressee and each shall have the right to specify as its address any other address within the United States by giving notice in accordance with the terms hereof. For the purposes of this Guaranty, the addresses of the parties are as follows:

            (a) if to the Guarantor at:

                Vitas Healthcare Corporation
                100 South Biscayne Boulevard
                Miami, Florida 33131
                Attention: Mark Ohlendorf, Chief Financial Officer Telefacsimile No.: (305) 374-4765 with a copy (which shall not constitute notice) to:

                Vitas Healthcare Corporation
                100 South Biscayne Boulevard
                Miami, Florida 33131
                Attention: Mark A. Sterling
                           Vice President for Legal and Regulatory Affairs

                Telephone: (305) 350-6044
                Telefacsimile: (305) 350-6059

            (b) if to the Bank at:

                NationsBank Plaza
                150 S.E. Third Avenue
                Miami, Florida 33131
                Attention: Corporate Banking Department
                Telefacsimile No.: (305) 577-5745

      SECTION 7.03. No Waiver. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under the other ESOP Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right.

      SECTION 7.04. Right of Set-off. Upon the occurrence of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand other than deposits identified as for the benefit of third parties) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Guarantor against any and all of the obligations of the Guarantor now and hereafter existing under this Guaranty, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured.

      SECTION 7.05. Costs, Expenses and Taxes. The Guarantor agrees to pay immediately when due all costs and expenses in connection with the preparation, execution, delivery, filing, recording, and administration and enforcement of or monitoring of compliance with this Guaranty and any other documents which may be delivered in connection with this Guaranty or the transactions contemplated hereby, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank and of counsel and any agents or consultants for the Bank, with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Guaranty, subject to an aggregate cap of fees and expenses of counsel to the Bank of $55,000 in connection with the negotiation, preparation and execution of the ESOP Loan Documents and the Loan Documents (as defined in the Revolving Credit

Agreement), excluding fees and expenses arising in connection with any amendment, supplement or modification hereto or to any of the ESOP Loan Documents or to any Loan Documents. In addition, the Guarantor shall pay any and all documentary stamp, intangibles and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Guaranty, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes and fees.

      SECTION 7.06. Binding Effect. This Guaranty shall be binding upon and inure to the benefit of the Guarantor and the Bank and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may assign or sell a participation in all or any part of, or any interest (undivided or divided) in, the Bank's rights and benefits under this Guaranty to any financial institution and agrees to give the Guarantor written notice thereof. To the extent of any assignment by the Bank, the assignee shall have the same rights and benefits against the Guarantor hereunder as it would have had if such assignee were the Bank.

      SECTION 7.07. Severability. Any provision of this Guaranty which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

      SECTION 7.08. Governing Law. This Guaranty shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to its choice of law principles.

      SECTION 7.09. Headings. Section headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.

      SECTION 7.10. Prior Agreements Superseded. This Guaranty and the other ESOP Loan Documents shall completely and fully supersede all prior undertakings or agreements, both written and oral, between the Guarantor and the Bank relating to the subject matter hereof and thereof, including those contained in any commitment letter between the Bank and the Guarantor executed in anticipation of the issuance of the making of the Loan.

      SECTION 7.11. Counterparts. This Guaranty may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      SECTION 7.12. Consents. Whenever pursuant to the terms of the ESOP Loan Documents the consent of a party to the ESOP Loan

Documents shall be required for any other Person to take any action or obtain any right, privilege or other benefit thereunder, the party entitled to give or withhold consent shall respond to any such request for consent duly made hereunder within the time for such response expressly provided therefor in the ESOP Loan Documents or, if no such time is so provided, within a reasonable time following receipt thereof; provided that (i) nothing in this section shall impair the effect of any other provision of the ESOP Loan Documents expressly providing in certain circumstances that the failure to give consent shall constitute a refusal to consent, (ii) in no event shall the Bank be required to respond to any such request for consent more rapidly than thirty (30) days following the latest date upon which the Bank receives such request for consent and all information relating thereto which the Bank may request in connection therewith, and (iii) failure of the Bank to respond to any request for consent as provided in this Section 7.12 shall not discharge, diminish or constitute a defense to enforcement of any obligations under the ESOP Loan Documents.

      SECTION 7.13. Supplements to Schedules. The Guarantor may, from time to time, amend or supplement the Schedules to this Guaranty by delivering (effective upon receipt) to the Bank a copy of such revised Schedule or Schedules which shall (i) be dated the date of delivery, (ii) be certified by an Authorized Representative as true, complete and correct as of such date and as delivered in replacement for the corresponding Schedule or Schedules previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from each such corresponding predecessor Schedule.

      IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


WITNESS:                          VITAS HEALTHCARE CORPORATION



/s/ Meganne Cusato                By: /s/ Mark W. Ohlendorf
----------------------------          -----------------------------------
                                  Name: Mark W. Ohlendorf
/s/ Terry L. Scaggs               Title: Vice President
----------------------------


             [The remainder of this page intentionally left blank.]

WITNESS:                          NATIONSBANK OF FLORIDA, NATIONAL
                                  ASSOCIATION



/s/ Meganne Cusato                By: /s/ Allison S. Freeland
----------------------------          -----------------------------------
                                  Name: Allison S. Freeland
/s/ Terry L. Scaggs               Title: Vice President
----------------------------